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                                                                     EXHIBIT 5.1

                           [TOBIN & TOBIN LETTERHEAD]

                                January 28, 2004

Sequoia Mortgage Funding Corporation
One Belvedere Place, Suite 320
Mill Valley, CA  94941

Sequoia Residential Funding, Inc.
One Belvedere Place, Suite 330
Mill Valley, CA  94941

      Re:   Registration Statement on Form S-3 by Co-Registrants
            Sequoia Mortgage Funding Corporation and Sequoia Residential Funding, Inc.

Ladies and Gentlemen:

            We have acted as special counsel to Sequoia Mortgage Funding Corporation, a Delaware corporation ("Sequoia Mortgage Funding") and Sequoia Residential Funding, Inc., a Delaware corporation ("Sequoia Residential Funding", and together with Sequoia Mortgage Funding, the "Co-Registrant" or "Co-Registrants"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") for the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of asset-backed securities with an aggregate offering price of up to $6,000,000,000. The amount of asset-backed securities eligible to be sold under Co-Registrants' prior registration statement, No. 333-103634, $1,146,313,400, shall be carried forward to this Registration Statement, for a combined offering of asset-backed securities by the Co-Registrants of up to $7,146,313,400 (the "Asset-Backed Securities"). As described in the Registration Statement, the Asset-Backed Securities consist of Asset-Backed Certificates ("Certificates") and Collateralized Mortgage Bonds ("Bonds").

      The Certificates may be issued from time to time in series. Each series of Certificates will be issued by a trust (each, a "Trust") formed by either Sequoia Mortgage Funding or Sequoia Residential Funding pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the respective Co-Registrant, a master servicer (the "Master Servicer"), a seller (the "Seller") and a trustee (the "Trustee"). Each series of Certificates issued by a Trust may include one or more classes of Certificates. The Bonds are issuable in series under separate indentures (each such agreement an "Indenture"), between an issuer and an indenture trustee.


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Sequoia Mortgage Funding Corporation
Sequoia Residential Funding, Inc.
January 28, 2004
Page 2

      We have examined and relied upon copies of the Co-Registrants' Bylaws, the Registration Statement, the form of Pooling and Servicing Agreement and the forms of Certificates included as exhibits thereto, the form of Indenture and the forms of Bonds included as exhibits thereto, and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

      In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Co-Registrants and others.

      Based upon the foregoing, we are of the opinion that:

      1. When any Pooling and Servicing Agreement relating to a series of Certificates has been duly and validly authorized by all necessary action on the part of either Sequoia Mortgage Funding or Sequoia Residential Funding and has been duly executed and delivered by the respective Co-Registrant, the Master Servicer, the Seller, the Trustee and any other party thereto, such Pooling and Servicing Agreement will constitute a legal, valid and binding agreement of the respective Co-Registrant, enforceable against the respective Co-Registrant in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

      2. When a series of Certificates has been duly authorized by all necessary action on the part of either Sequoia Mortgage Funding or Sequoia Residential Funding (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such series in accordance with the terms of the related Pooling and Servicing Agreement and issued and delivered against payment therefor as described in the Registration Statement and the Prospectus delivered in connection therewith, such series of Certificates will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Pooling and Servicing Agreement.


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Sequoia Mortgage Funding Corporation
Sequoia Residential Funding, Inc.
January 28, 2004
Page 3

      3. When an Indenture for a series of Bonds has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Indenture will be a legal and valid obligation of the applicable issuer.

      4. When an Indenture for a series of Bonds has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Bonds of such series have been duly executed and authenticated in accordance with the provisions of that Indenture, and issued and sold as contemplated in the Registration Statement and the Prospectus delivered in connection therewith, such Bonds will be legally and validly issued and outstanding, fully paid and non-assessable, and will be binding obligations of the applicable issuer, and the holders of such Bonds will be entitled to the benefits of that Indenture.

      In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein), the corporation laws of the State of Delaware and the federal laws of the United States of America.

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the base prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                             Very truly yours,

                                             TOBIN & TOBIN

                                             /s/ Tobin & Tobin